Exhibit 10.3

THIRD AMENDMENT TO CREDIT FACILITY AGREEMENT

Reference is made to that certain Credit Facility Agreement dated as of August 30, 2006, by and between TechTarget, Inc., and Citizens Bank of Massachusetts now known as RBS Citizens, National Association, its successor by merger (the “Bank”), which Credit Facility Agreement, as amended by the First Amendment to Credit Facility Agreement dated August 30, 2007 and further amended by the Second Amendment to Credit Facility Agreement dated December 18, 2008, is referred to herein as the “Credit Agreement.”  Capitalized terms not defined herein shall bear the same definitions as set forth in the Credit Agreement.

WHEREAS, the parties desire to reduce the Credit Line from $20,000,000 to $5,000,000 effective as of December 1, 2009.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Credit Agreement as follows:

1.                                       The definitions of “Credit Line” and “Maximum Commitment” set forth in Section 1 are hereby amended by deleting the figure “$20,000,000” and substituting therefor the figure “$5,000,000”.

2.                                       Section 2.10 entitled Unused Line Fee is hereby amended by deleting the figure “$20,000,000” and substituting therefor the figure “$5,000,000”.

3.                                       As amended hereby, the Credit Agreement shall continue in full force and effect.  The obligations of the Borrower under the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower.

4.                                       The Borrower represents and warrants to the Bank that (i) to the best of its knowledge no Events of Default have occurred and no event which with the passage of time of the giving of notice (or both) would constitute an Event of Default has occurred; (ii) to the best of its knowledge the Borrower has complied with all the covenants and agreements contained in the Loan Documents; (iii) to the best of its knowledge the representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects as of the date hereof; and (iv) this Amendment and all other documents relating to this Amendment delivered this date to the Bank have been authorized by all necessary actions on the part of the Borrower.

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As amended hereby, the Credit Agreement is hereby affirmed and shall continue in full force and effect in accordance with its terms.

Executed this 17th day of December, 2009

TECHTARGET, INC.

By:
Its:

RBS CITIZENS, NATIONAL ASSOCIATION,
successor by merger to Citizens Bank of Massachusetts

By:
William M. Clossey, Vice President